Exhibit 99.1

Moved on Business Wire
November 6, 2018

DXC Technology Delivers Second Quarter Growth
in Earnings per Share and EBIT Margins

•
Q2 earnings per share from continuing operations was $0.92, including the cumulative impact of certain items of $(1.10) per share, reflecting restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets

•	Q2 non-GAAP earnings per share was $2.02

•
Q2 income from continuing operations was $259 million, including the cumulative impact of certain items of $(314) million, reflecting restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets

•	Q2 non-GAAP income from continuing operations was $573 million

•	Q2 EBIT of $382 million, adjusted for certain items is $799 million and adjusted EBIT margin was 15.9%, compared with 13.6% in the prior year

•	Q2 net cash from operating activities was $412 million

•	Q2 adjusted free cash flow was $604 million

TYSONS, Va., November 6, 2018 - DXC Technology (NYSE: DXC) today reported results for the second quarter of fiscal year 2019, representing the period from July 1 through September 30, 2018.

“In the second quarter, DXC Technology delivered year-over-year and sequential growth in earnings per share and margins,” said Mike Lawrie, chairman, president and CEO. “We continue to see strong demand for our digital solutions, and we are helping clients leverage efficiency gains in their existing IT environment to reinvest in digital transformations. We also continue to strengthen our industry-leading partner network, and we are making strategic investments in the business, including our recent acquisitions of argodesign, Molina Medicaid Solutions, TESM, and BusinessNow.”

Financial Highlights - Second Quarter Fiscal 2019

•
Diluted earnings per share from continuing operations was $0.92 in the second quarter, including $(0.41) per share of restructuring costs, $(0.34) per share of transaction, separation and integration-related costs, and $(0.35) per share of amortization of acquired intangible assets. This compares with $0.67 in the year ago period.

•	Non-GAAP diluted earnings per share from continuing operations was $2.02. This compares with $1.67 in the year ago period.

•
Revenue in the second quarter was $5,013 million. Revenue decreased 8.1% compared with $5,453 million in the prior year, reflecting a stronger dollar, completion of several large transformation projects, and slower ramp-up on a few large Digital contracts.

•
Income from continuing operations before income taxes was $332 million in the second quarter, including $(157) million of restructuring costs, $(128) million of transaction, separation and integration-related costs, and $(132) million of amortization of acquired intangibles. This compares with $284 million in the year ago period.

•	Non-GAAP income from continuing operations before income taxes was $749 million compared with $683 million in the year ago period.

•
Income from continuing operations was $259 million in the second quarter, including $(116) million of restructuring costs, $(98) million of transaction, separation and integration-related costs, and $(100) million of amortization of acquired intangibles. This compares with $205 million in the year ago period.

•	Non-GAAP income from continuing operations was $573 million compared with $492 million in the year ago period.

•	Adjusted EBIT was $799 million in the second quarter compared with $740 million in the prior year. Adjusted EBIT margin was 15.9% compared with 13.6% in the year ago quarter.

•	Net cash provided by operating activities was $412 million in the second quarter, compared with $991 million in the year ago period.

•	Adjusted free cash flow was $604 million in the second quarter.

Global Business Services (GBS)
GBS revenue was $2,111 million in the quarter compared to $2,311 million for the prior year. GBS revenue decreased 8.7% year-over-year, primarily driven by a decline in the traditional application maintenance and management business. This was partially offset by growth in the Enterprise and Cloud Applications business. GBS profit margin in the quarter was 18.9%, up from 16.0% in the prior year, reflecting ongoing cost actions including the in-sourcing of contract labor and shift to near-shore and low-cost locations. New business awards for GBS were $2.2 billion in the second quarter.

Global Infrastructure Services (GIS)
GIS revenue was $2,902 million in the quarter compared to $3,142 million for the prior year. GIS revenues decreased 7.6% year-over-year, reflecting the timing of client migrations from traditional to cloud environments. GIS profit margin in the quarter was 16.3%, up from 14.3% in the prior year, reflecting the impact of actions taken to drive greater operating efficiencies. These include broader deployment of our Bionix automation program and the ongoing rationalization of hardware, software, and maintenance spend. New business awards for GIS were $2.5 billion in the second quarter.

Returning Capital to Shareholders
During the second quarter, DXC Technology returned $181 million to shareholders, consisting of $54 million in common stock dividends and $127 million in share repurchases.

Earnings Conference Call and Webcast
DXC Technology senior management will host a conference call and webcast to discuss these results today at 5 p.m. EDT. The dial-in number for domestic callers is 877-260-1479. Callers who reside outside of the United States should dial +1-334-323-0522. The passcode for all participants is 4189723. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 13, 2018. The replay dial-in number is 888-203-1112 for domestic callers and +1-719-457-0820 for callers who reside outside of the United States. The replay passcode is also 4189723. A replay of this webcast will also be available on DXC Technology’s Investor Relations website.

Non-GAAP Measures
In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary non-GAAP information including: constant currency, earnings before interest and taxes ("EBIT"), adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

About DXC Technology
DXC Technology is a world leading independent, end-to-end IT services company, serving nearly 6,000 private and public-sector clients from a diverse array of industries across 70 countries. The company's technology independence, global talent and extensive partner network delivers transformative digital offerings and solutions that help clients harness the power of innovation to thrive on change. DXC Technology is recognized among the best corporate citizens globally. For more information, visit www.dxc.technology.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. For a written description of these factors, see the section titled “Risk Factors” in DXC's Annual Report on Form 10-K for the fiscal year ended March 31, 2018, and DXC's Form 10-Q for the quarterly period ended June 30, 2018 and any updating information in subsequent

SEC filings, including DXC's upcoming Form 10-Q for the quarter ended September 30, 2018. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

# # #

Contact:
Rich Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com
Jonathan Ford, Investor Relations, +1-703-245-9700, jonathan.ford@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

Revenues	$5,013	$5,453	$10,295	$10,689

Costs of services	3,518	3,870	7,385	8,179
Selling, general and administrative	569	644	1,009	1,037
Depreciation and amortization	484	482	955	824
Restructuring costs	157	188	342	375
Interest expense	83	73	168	147
Interest income	(33)	(16)	(65)	(32)
Other income, net	(97)	(72)	(191)	(216)
Total costs and expenses	4,681	5,169	9,603	10,314

Income from continuing operations before income taxes	332	284	692	375
Income tax expense	73	79	202	62
Income from continuing operations	259	205	490	313
Income from discontinued operations, net of tax	—	60	35	125
Net income	259	265	525	438
Less: net (loss) income attributable to non-controlling interest, net of tax	(3)	9	4	23
Net income attributable to DXC common stockholders	$262	$256	$521	$415

Income per common share:
Basic:
Continuing operations	$0.93	$0.69	$1.72	$1.02
Discontinued operations	—	0.21	0.12	0.44
	$0.93	$0.90	$1.84	$1.46
Diluted:
Continuing operations	$0.92	$0.67	$1.69	$1.00
Discontinued operations	—	0.21	0.12	0.43
	$0.92	$0.88	$1.81	$1.43

Cash dividend per common share	$0.19	$0.18	$0.38	$0.36

Weighted average common shares outstanding for:
Basic EPS	281.37	284.87	282.89	284.35
Diluted EPS	285.78	289.29	287.53	289.38

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	September 30, 2018	March 31, 2018
Assets
Cash and cash equivalents	$2,780	$2,593
Receivables and contract assets, net	4,928	5,481
Prepaid expenses	630	496
Other current assets	477	469
Assets of discontinued operations	—	581
Total current assets	8,815	9,620

Intangible assets, net	6,602	7,179
Goodwill	7,417	7,619
Deferred income taxes, net	326	373
Property and equipment, net	3,281	3,363
Other assets	2,441	2,404
Assets of discontinued operations - non-current	—	3,363
Total Assets	$28,882	$33,921

Liabilities
Short-term debt and current maturities of long-term debt	$1,618	$1,918
Accounts payable	1,358	1,513
Accrued payroll and related costs	734	744
Accrued expenses and other current liabilities	3,268	3,120
Deferred revenue and advance contract payments	1,442	1,641
Income taxes payable	94	127
Liabilities of discontinued operations	—	789
Total current liabilities	8,514	9,852

Long-term debt, net of current maturities	5,409	6,092
Non-current deferred revenue	301	795
Non-current income tax liabilities and deferred tax liabilities	1,219	1,166
Other long-term liabilities	1,602	1,723
Liabilities of discontinued operations - long-term	—	456
Total Liabilities	17,045	20,084

Total Equity	11,837	13,837

Total Liabilities and Equity	$28,882	$33,921

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2018	September 30, 2017
Cash flows from operating activities:
Net income	$525	$438
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,002	904
Share-based compensation	41	58
Gain on dispositions	(65)	—
Unrealized foreign currency exchange (gains) losses	(12)	4
Other non-cash charges, net	(18)	15
Changes in assets and liabilities, net of effects of acquisitions and dispositions:
(Increase) decrease in assets	(447)	45
(Decrease) increase in liabilities	(141)	46
Net cash provided by operating activities	885	1,510

Cash flows from investing activities:
Purchases of property and equipment	(133)	(123)
Payments for transition and transformation contract costs	(183)	(176)
Software purchased and developed	(125)	(86)
Cash acquired through Merger	—	974
Payments for acquisitions, net of cash acquired	(43)	(152)
Business dispositions	(65)	—
Deferred purchase price receivable	409	33
Proceeds from sale of assets	57	20
Other investing activities, net	(1)	6
Net cash (used in) provided by investing activities	(84)	496

Cash flows from financing activities:
Borrowings of commercial paper	1,158	1,182
Repayments of commercial paper	(1,158)	(1,067)
Repayment of borrowings under lines of credit	—	(335)
Borrowings on long-term debt, net of discount	483	615
Principal payments on long-term debt	(2,036)	(1,109)
Payments on capital leases and borrowings for asset financing	(475)	(443)
Borrowings for USPS spin transaction	1,114	—
Proceeds from bond issuance	753	647
Proceeds from stock options and other common stock transactions	36	92
Taxes paid related to net share settlements of share-based compensation awards	(20)	(66)
Repurchase of common stock	(447)	(66)
Dividend payments	(105)	(72)
Other financing activities, net	11	1
Net cash used in financing activities	(686)	(621)
Effect of exchange rate changes on cash and cash equivalents	(64)	49
Net increase in cash and cash equivalents	51	1,434
Cash and cash equivalents at beginning of year	2,729	1,268
Cash and cash equivalents at end of period	$2,780	$2,702

Segment Results

The following table summarizes segment revenue for the second quarter and first six months of fiscal 2019 and fiscal 2018:

Segment Revenue
	Three Months Ended
(in millions)	September 30, 2018	September 30, 2017	% Change	% Change in Constant Currency
Global Business Services	$2,111	$2,311	(8.7)%	(6.9)%
Global Infrastructure Services	2,902	3,142	(7.6)%	(5.7)%
Total Revenues	$5,013	$5,453	(8.1)%	(6.2)%

	Six Months Ended
(in millions)	September 30, 2018	September 30, 2017	% Change	% Change in Constant Currency
Global Business Services	$4,324	$4,578	(5.5)%	(5.8)%
Global Infrastructure Services	5,971	6,111	(2.3)%	(2.8)%
Total Revenues	$10,295	$10,689	(3.7)%	(4.1)%

Segment Profit

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). We do not allocate to our segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and OPEB actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs and amortization of acquired intangible assets.

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Profit
GBS profit	$400	$369	$803	$643
GIS profit	473	450	947	721
All other loss	(74)	(79)	(148)	(54)
Interest income	33	16	65	32
Interest expense	(83)	(73)	(168)	(147)
Restructuring costs	(157)	(188)	(342)	(375)
Transaction, separation and integration-related costs	(128)	(66)	(198)	(190)
Amortization of acquired intangible assets	(132)	(145)	(267)	(255)
Income from continuing operations before income taxes	$332	$284	$692	$375

Segment profit margins
GBS	18.9%	16.0%	18.6%	14.0%
GIS	16.3%	14.3%	15.9%	11.8%

Non-GAAP Financial Measures

We present non-GAAP financial measures of performance which are derived from the unaudited condensed consolidated statements of operations of DXC. These non-GAAP financial measures include earnings before interest and taxes (“EBIT”), EBIT margin, adjusted EBIT, adjusted EBIT margin, adjusted free cash flow, and non-GAAP results including non-GAAP income from continuing operations before taxes, non-GAAP income from continuing operations and non-GAAP EPS from continuing operations.

We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Non-GAAP financial measures exclude certain items from GAAP results which DXC management believes are not indicative of core operating performance. DXC management believes these non-GAAP measures allow investors to better understand the financial performance of DXC exclusive of the impacts of corporate wide strategic decisions. DXC management believes that adjusting for these items provides investors with additional measures to evaluate the financial performance of our core business operations on a comparable basis from period to period. DXC management believes the non-GAAP measures provided are also considered important measures by financial analysts covering DXC as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary, including our guidance around non-GAAP EPS.

There are limitations to the use of the non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

Reconciliation of Non-GAAP Financial Measures

DXC's non-GAAP adjustments include:

•	Restructuring costs - reflects restructuring costs, net of reversals, related to workforce optimization and real estate charges.

•
Transaction, separation and integration-related costs - reflects costs related to integration planning, financing, and advisory fees associated with the HPES Merger and other acquisitions and costs related to the separation of USPS.

•	Amortization of acquired intangible assets - reflects amortization of intangible assets acquired through business combinations.

•
Tax adjustment - reflects the estimated non-recurring benefit of the Tax Cuts and Jobs Act of 2017 for fiscal 2019, and the application of an approximate 28% tax rate for fiscal 2018, which is within the targeted effective tax rate range for the prior year.

EBIT and Adjusted EBIT

A reconciliation of net income to adjusted EBIT is as follows:

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net income	$259	$265	$525	$438
Income from discontinued operations, net of taxes	—	(60)	(35)	(125)
Income tax expense	73	79	202	62
Interest income	(33)	(16)	(65)	(32)
Interest expense	83	73	168	147
EBIT	382	341	795	490
Restructuring costs	157	188	342	375
Transaction, separation, and integration-related costs	128	66	198	190
Amortization of acquired intangible assets	132	145	267	255
Adjusted EBIT	$799	$740	$1,602	$1,310

Adjusted EBIT margin	15.9%	13.6%	15.6%	12.3%
EBIT margin	7.6%	6.3%	7.7%	4.6%

Adjusted Free Cash Flow

A reconciliation of net cash provided by operating activities to adjusted free cash flow is as follows:

(in millions)	Three Months Ended September 30, 2018	Six Months Ended September 30, 2018
Net cash provided by operating activities	$412	$885
Net cash provided by (used in) investing activities	200	(84)
Acquisitions, net of cash acquired	—	43
Business dispositions	—	65
Payments on capital leases and other long-term asset financings	(216)	(475)
Payments on transaction, separation and integration-related costs	86	191
Payments on restructuring costs	122	270
Sale of accounts receivables, net DPP	— (1)	30
Adjusted free cash flow	$604	$925

(1) Adjusted free cash flow excludes the impacts from the sale of accounts receivables, net DPP

Non-GAAP Results

A reconciliation of reported results to non-GAAP results is as follows:

	Three Months Ended September 30, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,518	$—	$—	$—	$3,518
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	569	—	(128)	—	441

Income from continuing operations before income taxes	332	157	128	132	749
Income tax expense	73	41	30	32	176
Income from continuing operations	259	116	98	100	573
Income from discontinued operations, net of tax	—	—	—	—	—
Net income	259	116	98	100	573
Less: net loss attributable to non-controlling interest, net of tax	(3)	—	—	—	(3)
Net income attributable to DXC common stockholders	$262	$116	$98	$100	$576

Effective tax rate	22.0%				23.5%

Basic EPS from continuing operations	$0.93	$0.41	$0.35	$0.36	$2.05
Diluted EPS from continuing operations	$0.92	$0.41	$0.34	$0.35	$2.02

Weighted average common shares outstanding for:
Basic EPS	281.37	281.37	281.37	281.37	281.37
Diluted EPS	285.78	285.78	285.78	285.78	285.78

	Six Months Ended September 30, 2018
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$7,385	$—	$—	$—	$—	$7,385
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,009	—	(198)	—	—	811

Income from continuing operations before income taxes	692	342	198	267	—	1,499
Income tax expense (benefit)	202	82	46	65	(33)	362
Income from continuing operations	490	260	152	202	33	1,137
Income from discontinued operations, net of tax	35	—	—	—	—	35
Net income	525	260	152	202	33	1,172
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	4
Net income attributable to DXC common stockholders	$521	$260	$152	$202	$33	$1,168

Effective Tax Rate	29.2%					24.1%

Basic EPS from continuing operations	$1.72	$0.92	$0.54	$0.71	$0.12	$4.01
Diluted EPS from continuing operations	$1.69	$0.90	$0.53	$0.70	$0.11	$3.94

Weighted average common shares outstanding for:
Basic EPS	282.89	282.89	282.89	282.89	282.89	282.89
Diluted EPS	287.53	287.53	287.53	287.53	287.53	287.53

	Three Months Ended September 30, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$3,870	$—	$—	$—	$—	$3,870
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	644	—	(66)	—	—	578

Income from continuing operations before income taxes	284	188	66	145	—	683
Income tax expense	79	—	—	—	112	191
Income from continuing operations	205	188	66	145	(112)	492
Income from discontinued operations, net of tax	60	—	—	—		60
Net income	265	188	66	145	(112)	552
Less: net income attributable to non-controlling interest, net of tax	9			—	—	9
Net income attributable to DXC common stockholders	$256	$188	$66	$145	$(112)	$543

Effective Tax Rate	27.8%					28.0%

Basic EPS from continuing operations	$0.69	$0.66	$0.23	$0.51	$(0.39)	$1.70
Diluted EPS from continuing operations	$0.67	$0.65	$0.23	$0.50	$(0.39)	$1.67

Weighted average common shares outstanding for:
Basic EPS	284.87	284.87	284.87	284.87	284.87	284.87
Diluted EPS	289.29	289.29	289.29	289.29	289.29	289.29

	Six Months Ended September 30, 2017
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
Costs of services (excludes depreciation and amortization and restructuring costs)	$8,179	$—	$—	$—	$—	$8,179
Selling, general and administrative (excludes depreciation and amortization and restructuring costs)	1,037	—	(190)	—	—	847

Income from continuing operations before income taxes	375	375	190	255	—	1,195
Income tax expense	62	—	—	—	272	334
Income from continuing operations	313	375	190	255	(272)	861
Income from discontinued operations, net of tax	125	—	—	—	—	125
Net income	438	375	190	255	(272)	986
Less: net income attributable to non-controlling interest, net of tax	23	—	—	—	—	23
Net income attributable to DXC common stockholders	$415	$375	$190	$255	$(272)	$963

Effective Tax Rate	16.5%					28.0%

Basic EPS from continuing operations	$1.02	$1.32	$0.67	$0.90	$(0.96)	$2.95
Diluted EPS from continuing operations	$1.00	$1.30	$0.66	$0.88	$(0.94)	$2.90

Weighted average common shares outstanding for:
Basic EPS	284.35	284.35	284.35	284.35	284.35	284.35
Diluted EPS	289.38	289.38	289.38	289.38	289.38	289.38